________________________________________
                    [LOGO] PORTA SYSTEMS
                                   CORP.
________________________________________
________________________________________
                      EDWARD B. KORNFELD
        SENIOR VICE PRESIDENT OPERATIONS
                 CHIEF FINANCIAL OFFICER




Via Facsimile
516-671-6715

July 21, 2003

Mr. William V. Carney
5 Willada Lane
Glen Cove, New York 11542

Re.: Furlough

Dear Bill,

On July 16, 2003 you agreed to take a thirteen-week furlough beginning July 21 and ending October 17, 2003. Your salary and the other employee benefits for this period will be added onto the end of your current amended employment agreement, dated December 13, 2002, so that the new termination date will be March 13, 2006.

During this thirteen-week period, you will continue to receive your current employee benefits. You will be invoiced monthly for the health, dental and life insurance premiums as you are currently paying through payroll withholding.

If you agree to the above, please countersign a copy of this letter and return it to my attention.

Sincerely yours,                                Agreed:


/s/ Edward B. Kornfeld                          /s/ William V. Carney
Edward B. Kornfeld                              --------------------------------
Senior Vice President Operations                William V. Carney
Chief Financial Officer


Cc:   Robert H. Davies, Managing Director
      Warren H. Esanu, Esq., Esanu Katsky Korins & Siger




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                               Fax (516) 682-4655